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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2001

MEDICALOGIC/MEDSCAPE, INC.
(Exact name of registrant as specified in its charter)

Oregon (State of other jurisdiction incorporation or organization)	000-28285 (Commission File Number)	93-0890696 (I.R.S. Employer Identification No.)

20500 NW Evergreen Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices)

(503) 531-7000
(Registrant's telephone number,
including area code)

Item 5. Other Events

    On July 13, 2001 Medicalogic/Medscape, Inc. (the "Company") issued a press release announcing its preliminary financial results for the second quarter ended June 30, 2001. The Company also announced in the press release that it is reducing its work force by 22 percent and that the Company has retained Lazard Freres & Co. LLC as its financial advisor to explore strategic alternatives including a possible sale of the Company. In addition, the Company reiterated in the press release that it plans to sell Total eMed, Inc., its transcription business.

    The foregoing summary is qualified in its entirety by reference to the press release issued by the Company on July 13, 2000, which is attached hereto as Exhibit 99.1 and which is hereby incorporated in its entirety.

    The statements in Exhibit 99.1 and this Form 8-K regarding the Company's prospects for continued growth, increasing revenue, controlling cost, consummating a strategic transaction and its plans to achieve profitability are forward-looking statements based on current information and expectations. Achievement of those results is subject to a number of risks and uncertainties, including the risk that the Company's products and services will not be accepted by physicians, patients and other healthcare stakeholders; the risk that the Company may not be able to introduce new products on schedule or at all; and the risk that the Company may not achieve favorable operating results or profitability. The reader is cautioned not to place undue reliance on forward-looking statements, which are not a guarantee of future performance. For more information concerning these and other possible risks, please refer to the Company's Form 10-K filed on March 3, 2001, as amended on April 30, 2001 and May 29, 2001, its Form S-3 filed on April 4, 2000, as amended on May 29, 2001, its Form 10-Q filed on May 15, 2001 and the Company's other filings with the Securities and Exchange Commission. These filings can be accessed over the Internet at www.sec.gov.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  Press release dated July 13, 2001.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2001
MEDICALOGIC/MEDSCAPE, INC.
	By	/s/ DONALD A. BLOODWORTH Donald A. Bloodworth Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated July 13, 2001

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Signatures
EXHIBIT INDEX